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                                                                    Exhibit 99.1

PRESS RELEASE                                           CONTACT: Thomas P. Rice
For Immediate Release                                            President & CEO
October 30, 2000                                                 (410) 843-5000

                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.
                        SIGNS DEFINITIVE MERGER AGREEMENT

BALTIMORE, MARYLAND--Chesapeake Biological Laboratories, Inc. (Nasdaq National
Market: CBLI) and Cangene Corporation today announced a definitive merger agreement under which Cangene will acquire Chesapeake Biological Laboratories in an all-cash tender offer for $4.60 per share, or approximately $42 million including Chesapeake Biological Laboratories' outstanding debt of $7.2 million.

Cangene is a biopharmaceutical company that develops, manufactures and markets specialty plasma products (hyperimmumes) and recombinant therapeutic products for international markets and a growing contract manufacturing business capitalizing on the company's proven manufacturing expertise. Cangene is based in Winnipeg, Manitoba, Canada, and in 1999 was listed in several publications as one of the fastest growing profitable companies in Canada.

Chesapeake Biological Laboratories is a Baltimore based ISO 9001 certified pharmaceutical and medical device developer and commercial manufacturing services provider for parenteral and aseptic products. CBL serves a broad range of life sciences customers, from major multi-national pharmaceutical firms to emerging biotechnology companies and has contributed to the development and production of more than 125 therapeutic products. CBL has particular expertise in providing contract-manufacturing services for process-sensitive bio-pharmaceutical products and specializes in services for the formulating, filling and packaging of client's sterile injectable biopharmaceutical and pharmaceutical products.

Thomas P. Rice, President and Chief Executive Officer, stated "We look forward to working with a well capitalized, growing pharmaceutical firm that is committed to accelerating our growth of pharmaceutical capabilities allowing CBL to broaden our services to our expanding customer base, enabling CBL to capitalize on the outsourcing trends in the industry and improve the Company's competitive position on the national and international level. "

Under the agreement, Cangene will commence a tender offer for CBL common stock and convertible preferred stock for $4.60 per share in cash. Following completion of the tender offer, Cangene intends to complete a second-step merger in which all remaining CBL shareholders will receive the same cash price paid in the tender offer. The tender offer is expected to close in early January 2001.

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The board of directors of Chesapeake Biological Laboratories has approved the merger agreement and intends to recommend to the CBL shareholders that they tender their shares into the proposed offer from Cangene. The executive officers, board members and selected significant shareholders of CBL have agreed to tender their approximately 1,800,000 shares (approximately 26%) into the offer.

The tender offer is subject to customary closing conditions, including the tender of a majority of Chesapeake Biological Laboratories' outstanding common stock and obtaining necessary regulatory approvals.

Arnhold and S. Bleichroeder, Inc. acted as financial advisor to Chesapeake Biological Laboratories and provided a fairness opinion. Piper Marbury Rudnick & Wolfe LLP acted as legal counsel to CBL.

         THIS ANNOUNCEMENT IS NOT AN OFFER TO PURCHASE SHARES OF CHESAPEAKE BIOLOGICAL LABORATORIES, INC. AT THE TIME THE OFFER IS COMMENCED, CANGENE'S SUBSIDIARY WILL FILE A TENDER OFFER STATEMENT AND CHESAPEAKE BIOLOGICAL LABORATORIES WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. THE OFFER TO PURCHASE AND THE OTHER OFFER DOCUMENTS INCLUDED IN THE TENDER OFFER STATEMENT, AS WELL AS THE SOLICITATION/RECOMMENDATION STATEMENT, WILL BE MADE AVAILABLE TO ALL SHAREHOLDERS OF CHESAPEAKE BIOLOGICAL LABORATORIES AT NO EXPENSE TO THEM. THESE AND ANY OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL ALSO BE AVAILABLE FOR FREE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT WWW.SEC.GOV.

         THIS PRESS RELEASE CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH ARE INTENDED TO BE COVERED BY THE SAFE HARBORS CREATED THEREBY. FORWARD-LOOKING STATEMENTS MAY INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. YOU CAN IDENTIFY FORWARD-LOOKING STATEMENTS BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES", "EXPECTS", "MAY", "WILL", "SHOULD", "SEEKS", "APPROXIMATELY", "INTEND" OR "ANTICIPATES".

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